Registration Statement Nos. 333-216372 and 33-216372-01

Filed pursuant to Rule 433

Citigroup Global Markets Holdings Inc.
Securities Due December 23, 2019 Based on the Citi Commodities F3 vs F0 – 4x Leveraged Index Summary of Final Terms November 15, 2018

Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the Securities are fully and unconditionally guaranteed by Citigroup Inc.
Offering:	Securities Due December 23, 2019 Based on the Citi Commodities F3 vs F0 – 4x Leveraged Index
Aggregate Stated Principal Amount:	$14,700,000
Sole Underwriter:	Citigroup Global Markets Inc.
Underlying Index:	Citi Commodities F3 vs F0 – 4x Leveraged Index (Bloomberg ticker: CVIC4X30 Index)
Underlying Index Administrator and Underlying Index Calculation Agent:	Citigroup Global Markets Limited
Stated Principal Amount:	$1,000 per Security
Issue Price:	100% of the Stated Principal Amount
Trade Date:	November 15, 2018
Initial Valuation Date:	November 15, 2018
Issue Date:	November 27, 2018 (Trade Date + 7 Business Days)
Maturity Date:	Unless earlier redeemed or called, December 23, 2019
Final Valuation Date:	December 16, 2019
Payment at Maturity:	If the Securities are not earlier redeemed or called, on the Maturity Date the investor will receive (i) the Stated Principal Amount plus (ii) the Supplemental Return Amount as determined with respect to the Final Valuation Date.
Investor Redemption Option:	On any Commodity Business Day prior to the scheduled Final Valuation Date, the investor may redeem all or any portion of the Securities (subject to the Minimum Redemption Amount of 100 Securities ($100,000 in aggregate stated principal amount)) in exchange for (i) the Stated Principal Amount of the Securities to be redeemed plus (ii) the Supplemental Return Amount with respect to the Securities to be redeemed as determined with respect to the same Commodity Business Day on which the notice of redemption is effective. The notice of redemption must be received by the Issuer prior to 10:00 a.m. New York City time on a Commodity Business Day in order for the notice of redemption to be effective on that day. The amount payable upon redemption will be paid five Business Days after the notice of redemption is effective.
Mandatory Call:

If on any Commodity Business Day prior to the scheduled Final Valuation Date the closing value of the Underlying Index is less than or equal to 85% of the Initial Index Value, the Issuer will call the Securities for (i) the Stated Principal Amount of the Securities plus (ii) the Supplemental Return Amount as determined with respect to the Commodity Business Day following that Commodity Business Day (such following Commodity Business Day, the “Call Date”). Investors will receive the amount payable upon the Issuer’s call on the fifth Business Day following the Call Date.

Citigroup Global Markets Holdings Inc. and Citigroup Inc. have filed a registration statement (including a prospectus supplement and prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus supplement and prospectus in that registration statement (File Nos. 333-216372 and 333-216372-01) and the other documents Citigroup Inc. has filed with the SEC for more complete information about Citigroup Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus supplement and prospectus by calling toll-free 1-800-831-9146.

Underlying Index Performance:	For any Commodity Business Day, (a) (i) Final Index Value divided by (ii) Initial Index Value minus (b) 1.
Supplemental Return Amount:	The Supplemental Return Amount may be negative, zero or positive.
Initial Index Value:	119.758, the closing value of the Underlying Index published by the Underlying Index Calculation Agent with respect to the Initial Valuation Date.
Final Index Value:

The closing value of the Underlying Index published by the Underlying Index Calculation Agent with respect to the Commodity Business Day with respect to which the Supplemental Return Amount is determined.

If a Market Disruption Event occurs, the closing value of the Underlying Index will be determined in accordance with the alternative provisions set forth below.

Fee:	0.80% per annum
Elapsed Days:	The number of calendar days from and including the Initial Valuation Date to and including the Commodity Business Day with respect to which the Supplemental Return Amount is determined.
Coupon:	1-month U.S. dollar LIBOR less 0.15% (subject to a minimum of 0.00%); based on an A/360 day count (adjusted), accrued from and including the Issue Date. 1-month U.S. dollar LIBOR rate is set two Business Days prior to Issue Date and reset two Business Days prior to each Interest Reset Date, such reset rate to take effect from and including each Interest Reset Date.
Interest Reset Dates:	Monthly on the 27th day of each month, commencing in December 2018.
Interest Payment Date:	The Maturity Date (except that in the event of a redemption or call, accrued interest will be paid on the date when payment is made in connection with such redemption or call).
Commodity Business Day:	A day, as determined in good faith by the Calculation Agent, on which trading is generally conducted on the Relevant Exchanges (as defined below) for each Underlying Index Contract (as defined below) then underlying the Underlying Index.
Commodity Hedging Disruption Event:

If, on any day during the term of the Securities up to but excluding the Final Valuation Date or any earlier date on which the Supplemental Return Amount for all outstanding Securities has been determined, the Calculation Agent determines that a Commodity Hedging Disruption Event has occurred, the Issuer will have the right, but not the obligation, to call the Securities, in whole and not in part, for an amount equal to (i) the Stated Principal Amount plus (ii) the Supplemental Return Amount as determined with respect to the date on which notice of exercise of the call right is given.

A “Commodity Hedging Disruption Event” means any event or condition following which the Issuer or its affiliates are unable, after using commercially reasonable efforts, to (i) acquire, establish, re-establish, substitute, maintain, unwind or dispose of any security, option, future, derivative, currency, instrument, transaction, asset or arrangement that references the Underlying Index, any Underlying Constituent Index or any Underlying Index Contract that the Calculation Agent deems necessary to hedge the risk of entering into and performing the Issuer’s obligations with respect to the Securities (each a “Hedge Position”) or (ii) realize, recover or remit the proceeds of any such Hedge Position, in each case including (without limitation) if those Hedge Positions (in whole or in part) are (or, but for the consequent disposal thereof, would otherwise be) in excess of any allowable position limit(s) in relation to any commodity traded on any exchange(s) or other trading facility.

Business Day:	A day on which banks are open for business in New York and London.
Calculation Agent:	Citibank, N.A. – Commodity Derivatives Calculations
Form and Denomination:	Registered Medium-Term Senior Notes, Series N in minimum denominations and increments of US $1,000

Citigroup Global Markets Holdings Inc. and Citigroup Inc. have filed a registration statement (including a prospectus supplement and prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus supplement and prospectus in that registration statement (File Nos. 333-216372 and 333-216372-01) and the other documents Citigroup Inc. has filed with the SEC for more complete information about Citigroup Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus supplement and prospectus by calling toll-free 1-800-831-9146.

Clearing and Settlement:	DTC
Listing:	None
CUSIP/ISIN:	17326YCU8 / US17326YCU82
Underwriting Discount:	0.00%

Citigroup Global Markets Holdings Inc. and Citigroup Inc. have filed a registration statement (including a prospectus supplement and prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus supplement and prospectus in that registration statement (File Nos. 333-216372 and 333-216372-01) and the other documents Citigroup Inc. has filed with the SEC for more complete information about Citigroup Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus supplement and prospectus by calling toll-free 1-800-831-9146.

RISK FACTORS RELATING TO THE SECURITIES

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with the underlying index. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisers as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a description of certain key risk factors for investors in the securities. You should also carefully read the risk factors included in the related prospectus supplement and in the documents incorporated by reference in the related prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

You will receive less than your initial investment at maturity or upon your redemption or our call of the securities if the value of the underlying index declines or does not increase sufficiently.

The amount payable at maturity or upon your exercise of the redemption option or our call of the securities will be based on the performance of the underlying index from the initial valuation date to the commodity business day on which the supplemental return amount is determined. That amount will be determined after deducting a 0.80% annual fee (which will be magnified by the leverage factor of three that is included in the calculation of the supplemental return amount). If the value of the underlying index declines or does not increase sufficiently to offset the deducted fee (after taking into account the accrued interest), the amount you receive for each security will be less than the US$1,000 you paid for each security. This will be true even if the value of the underlying index at one or more other times during the term of the securities exceeds the value of the underlying index on the initial valuation date.

The securities are a highly leveraged, highly risky investment.

The underlying index includes four times leverage, reset monthly, with respect to the difference, or “spread,” between (i) the aggregate performance of the 3 month forward versions of the single-commodity sub-indices for each of the commodities included in the Bloomberg Commodity IndexSM (the “BCOMF3 Sub-Indices”) and (ii) the aggregate performance of the standard (i.e., non-forward) versions of the same single-commodity sub-indices (the “BCOMF0 Sub-Indices”). In turn, the supplemental return amount includes three times leverage with respect to the cumulative performance of the underlying index from the initial valuation date to the commodity business day on which the supplemental return amount is determined.

As a result of the four times leverage embedded in the underlying index, any underperformance of the BCOMF3 Sub-Indices relative to the BCOMF0 Sub-Indices over any given month will cause a percentage decline in the value of the underlying index that is four times greater than that underperformance. As a result of the three times leverage embedded in the calculation of the supplemental return amount, any percentage decline in the value of the underlying index over the term of the securities will result in a loss on your investment that is three times that percentage decline (subject to further deduction of the annual fee, as offset by any accrued interest). This three times leverage with respect to the cumulative performance of the underlying index, on top of the underlying index’s four times leverage, reset monthly, with respect to the spread between the BCOMF3 Sub-Indices and the BCOMF0 Sub-Indices, results in very significant overall leverage with respect to the performance of that spread. As a result, the securities are a highly leveraged, highly risky investment. You should not invest in the securities unless you are prepared to accept the potential for significant losses on a leveraged basis if the spread strategy underlying the underlying index is not successful.

The underlying index may experience a significant “decay” effect as a result of the monthly resetting of its four times leverage.

The underlying index reflects four times leveraged exposure, reset monthly, to the spread between the aggregate performance of the BCOMF3 Sub-Indices and the aggregate performance of the BCOMF0 Sub-Indices from each monthly balancing

Citigroup Global Markets Holdings Inc. and Citigroup Inc. have filed a registration statement (including a prospectus supplement and prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus supplement and prospectus in that registration statement (File Nos. 333-216372 and 333-216372-01) and the other documents Citigroup Inc. has filed with the SEC for more complete information about Citigroup Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus supplement and prospectus by calling toll-free 1-800-831-9146.

day to the next. The monthly resetting of the underlying index’s four times leveraged exposure to this spread may cause the underlying index to experience a potentially significant “decay” effect. The decay effect refers to the potential for the underlying index to lose value over time independent of the cumulative performance of this spread. The decay effect results any time the underlying index moves in a direction over one month that is different from the direction it moved over the prior month—in other words, when the BCOMF3 Sub-Indices outperform the BCOMF0 Sub-Indices over one month and then underperform over the next month, or vice versa. If the underlying index increases over one month and decreases over the next, the resetting of the leveraged exposure based on the higher value after the first month means that a greater amount of value is exposed to the decrease over the next month than if the leveraged exposure had not been reset; and if the underlying index decreases over one month and increases over the next, the resetting of the leveraged exposure based on the lower value after the first month means that a smaller amount is exposed to the increase over the next month.

One consequence of this monthly resetting of leverage is that, if the BCOMF3 Sub-Indices outperform the BCOMF0 Sub-Indices over one month and then underperform over the next month by the same amount, the value of the underlying index will be lower at the end of that two-month period than it was at the beginning, even though the cumulative performance of the BCOMF3 Sub-Indices and the BCOMF0 Sub-Indices was identical over that full two-month period (i.e., the cumulative spread over that period was zero). The same outcome would result if the BCOMF3 Sub-Indices underperform the BCOMF0 Sub-Indices over one month and then outperform over the next month by the same amount.

The examples below are designed to illustrate the hypothetical decay effect on the value of the underlying index over a period of 13 months. In each table below, the “cumulative spread” for each month represents the percentage by which the BCOMF3 Sub-Indices have in the aggregate either outperformed (resulting in a positive cumulative spread) or underperformed (resulting in a negative cumulative spread) the BCOMF0 Sub-Indices on a cumulative basis from the beginning of the 13-month period to the balancing day for the relevant month. For example, a cumulative spread of 1% corresponding to Month 9 means that the BCOMF3 Sub-Indices have in the aggregate outperformed the BCOMF0 Sub-Indices by 1% on a cumulative basis as measured from the beginning of the 13-month period to the balancing day for Month 9.

Each table below indicates, for each hypothetical cumulative spread on the balancing day for each month, the corresponding underlying index value, underlying index decay and securities decay. The “underlying index decay” represents the difference between the value of the underlying index on the relevant monthly balancing day and the value that would have resulted if the underlying index reflected four times the cumulative spread as of the relevant monthly balancing day (expressed as a percentage of the initial underlying index value). The “securities decay” is equal to the corresponding “underlying index decay” multiplied by three, reflecting the three times leverage vis-a-vis the underlying index embedded in the calculation of the supplemental return amount in order to represent the impact of the decay on the value of the securities.

In each of the examples below, the cumulative spread is zero at the end of each 13-month period. We are showing examples on this basis to illustrate how the decay effect may have an impact on the underlying index that is independent from the directional performance of the cumulative spread. If the cumulative spread were to be negative—that is, if the BCOMF3 Sub-Indices were to underperform the BCOMF0 Sub-Indices over the 13-month period—the underlying index values would likely be lower than in the examples illustrated below.

The examples below are based on a hypothetical closing value of the underlying index of 100 at the beginning of the 13-month period.

Example 1. The cumulative spread fluctuates between 1% and -1% over the 13-month period.

In this example, the cumulative spread fluctuates between 1% and -1% on each monthly balancing day before returning to 0% at the end of the 13-month period.

Month	Cumulative Spread	Underlying Index Value	Underlying Index Decay	Securities Decay
0	—	100	—	—
1	1%	104	—	—
2	-1%	95.7624	-0.2376%	-0.7129%

Citigroup Global Markets Holdings Inc. and Citigroup Inc. have filed a registration statement (including a prospectus supplement and prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus supplement and prospectus in that registration statement (File Nos. 333-216372 and 333-216372-01) and the other documents Citigroup Inc. has filed with the SEC for more complete information about Citigroup Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus supplement and prospectus by calling toll-free 1-800-831-9146.

3	1%	103.5008	-0.4992%	-1.4977%
4	-1%	95.3027	-0.6973%	-2.0920%
5	1%	103.0039	-0.9961%	-2.9883%
6	-1%	94.8452	-1.1548%	-3.4645%
7	1%	102.5094	-1.4906%	-4.4717%
8	-1%	94.3899	-1.6101%	-4.8304%
9	1%	102.0173	-1.9827%	-5.9480%
10	-1%	93.9368	-2.0632%	-6.1897%
11	1%	101.5276	-2.4724%	-7.4172%
12	-1%	93.4858	-2.5142%	-7.5426%
13	0%	97.2630	-2.7370%	-8.2110%

In this example, although the cumulative spread is 0% at the end of the 13-month period, the closing value of the underlying index is 2.7370% less at the end of the 13-month period than it was at the beginning of the period. Taking into account the three times leverage vis-a-vis the underlying index embedded in the calculation of the supplemental return amount, the total decay effect on the securities is 8.2110%. This means that, even though the BCOMF3 Sub-Indices and the BCOMF0 Sub-Indices had identical cumulative performances over the 13-month term, you would have lost 8.2110% of your investment (disregarding the effects of accrued interest and the annual fee).

Example 2. The cumulative spread fluctuates between 3% and -3% over the 13-month period.

In this example, the cumulative spread fluctuates between 3% and -3% on each monthly balancing day before returning to 0% at the end of the 13-month period.

Month	Cumulative Spread	Underlying Index Value	Underlying Index Decay	Securities Decay
0	—	100	—	—
1	3%	112	—	—
2	-3%	85.9029	-2.0971%	-6.2913%
3	3%	107.1572	-4.8428%	-14.5283%
4	-3%	82.1886	-5.8114%	-17.4343%
5	3%	102.5239	-9.4761%	-28.4284%
6	-3%	78.6348	-9.3652%	-28.0955%
7	3%	98.0909	-13.9091%	-41.7274%
8	-3%	75.2347	-12.7653%	-38.2958%
9	3%	93.8495	-18.1505%	-54.4515%
10	-3%	71.9817	-16.0183%	-48.0550%
11	3%	89.7916	-22.2084%	-66.6253%
12	-3%	68.8693	-19.1307%	-57.3922%
13	0%	77.3892	-22.6108%	-67.8325%

In this example, the greater magnitude of the monthly fluctuations in the cumulative spread as compared to the prior example results in significantly greater decay. In this example, although the cumulative spread is 0% at the end of the 13-month period, the closing value of the underlying index is 22.6108% less at the end of the 13-month period than it was at the beginning of the period. Taking into account the three times leverage vis-a-vis the underlying index embedded in the calculation of the supplemental return amount, the total decay effect on the securities is 67.8325%. This means that you would have lost 67.8325% of your investment even though the BCOMF3 Sub-Indices and the BCOMF0 Sub-Indices had identical cumulative performances over the 13-month term (for the sake of simplicity, disregarding the call provision and disregarding the effects of accrued interest and the annual fee).

In this example, if we take into account that the securities will be called by us if the closing value of the underlying index on any commodity business day is less than or equal to 85% of its initial index value, the securities would have been called by us on or before the fourth monthly balancing day as a result of the decay effect. Were it not for the decay effect – that is, if the underlying

Citigroup Global Markets Holdings Inc. and Citigroup Inc. have filed a registration statement (including a prospectus supplement and prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus supplement and prospectus in that registration statement (File Nos. 333-216372 and 333-216372-01) and the other documents Citigroup Inc. has filed with the SEC for more complete information about Citigroup Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus supplement and prospectus by calling toll-free 1-800-831-9146.

index reflected four times leverage with respect to the cumulative spread, instead of four times leverage that is reset monthly, and assuming that the underlying index value were not lower on any other commodity business day than it is on the monthly balancing days – the securities would not have been called by us prior to maturity in this example.

A comparison of Example 2 to Example 1 illustrates the important point that the size of the decay effect will depend on the size of monthly fluctuations in the cumulative spread. A more volatile cumulative spread will result in a greater decay effect.

The four times leverage embedded in the underlying index is reset monthly, and as a result the effective leverage embedded in the underlying index as measured over the term of the securities may differ from four times.

The underlying index reflects four times leveraged exposure to the spread between the aggregate performance of the BCOMF3 Sub-Indices and the aggregate performance of the BCOMF0 Sub-Indices from one monthly balancing day to the next. The four times leveraged relationship will not necessarily hold over any longer period of time. Over the term of the securities, the relationship between the cumulative spread and the percentage change in the value of the underlying index may reflect more or less than four times leverage or even inverse exposure.

For example, in Example 2 in the prior risk factor, the cumulative spread on the balancing day for Month 12 is -3%, whereas the underlying index has declined by 31.1307% up to that balancing day, for effective leverage relative to the cumulative spread of 10.3769.

To take another example, in Example 2 in the prior risk factor, the cumulative spread on the balancing day for Month 11 is 3%, whereas the underlying index has declined by 10.2084% up to that balancing day. In this case, the cumulative spread is positive, while the performance of the underlying index is negative, resulting in inverse leverage relative to the cumulative spread. As this example illustrates, it is possible for the BCOMF3 Sub-Indices to outperform the BCOMF0 Sub-Indices over the term of the securities while the underlying index (and, in turn, the securities) nevertheless experiences a significant negative return over the same period.

For this reason, the securities cannot be thought of as simply providing 12 times leverage with respect to the cumulative spread (i.e., the four times leverage embedded in the underlying index multiplied by the three times leverage embedded in the supplemental return amount). The effective leverage provided by the securities with respect to the cumulative spread can be more or less, and potentially quite significantly more or less, than 12 times.

Unless the initial valuation date is a monthly balancing day, the leveraged exposure of the underlying index will differ from four times from the initial valuation date to the first monthly balancing day following the initial valuation date.

If the initial valuation date is not a monthly balancing day, the effective amount of leverage provided by the underlying index from the initial valuation date until the next monthly balancing day will differ from four times. In general, if the closing value of the underlying index on the initial valuation date is higher than it was on the most recent monthly balancing day prior to the initial valuation date, the effective leverage will be less than four times, and if the closing value of the underlying index on the initial valuation date is less than it was on the most recent monthly balancing day prior to the initial valuation date, the effective leverage will be greater than four times. The greater the deviation of the closing value of the underlying index from the most recent monthly balancing day to the initial valuation date, the greater the deviation from four times leverage.

The securities have a mandatory call feature, which increases the likelihood of loss on your investment.

We will call the securities if, on any commodity business day, the closing value of the underlying index is less than or equal to 85% of the initial index value. If we call the securities in this circumstance, you will receive the stated principal amount of the securities you then hold plus (ii) the supplemental return amount as determined on the commodity business day following that commodity business day. In this circumstance, the supplemental return amount will almost certainly be negative and is likely to result in a loss of more than 45% (reflecting the 15% decline in the value of the underlying index multiplied by the leverage factor of three embedded in the calculation of the supplemental return amount), and possibly up to all, of your initial investment. If we call the securities, it is possible that your resulting losses on the securities will be greater than they would have been had the securities remained outstanding until maturity and had the supplemental return amount been determined instead on the final valuation date.

Citigroup Global Markets Holdings Inc. and Citigroup Inc. have filed a registration statement (including a prospectus supplement and prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus supplement and prospectus in that registration statement (File Nos. 333-216372 and 333-216372-01) and the other documents Citigroup Inc. has filed with the SEC for more complete information about Citigroup Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus supplement and prospectus by calling toll-free 1-800-831-9146.

The fact that the underlying index embeds four times leverage with respect to the underlying spread significantly increases the likelihood that the mandatory call feature of the securities will be triggered. Because of the four times leverage, a relatively small, short-term period of underperformance of the BCOMF3 Sub-Indices relative to the BCOMF0 Sub-Indices may cause the mandatory call feature to be triggered, crystallizing your losses and preventing you from being able to participate in the recovery when the short-term underperformance is reversed.

The securities do not provide directional exposure to commodities or commodity futures contracts, but rather provide exposure solely to the “spread” strategy reflected in the underlying index, and there can be no assurance that this strategy will be successful.

The underlying index reflects four times leveraged exposure, reset monthly, to the difference, or “spread,” between the aggregate performance of the 3 month forward versions of the single-commodity sub-indices for each of the commodities included in the Bloomberg Commodity IndexSM and (ii) the aggregate performance of the standard (i.e., non-forward) versions of the same single-commodity sub-indices. Accordingly, the performance of the underlying index does not depend on the directional performance of the commodities or commodity future contracts underlying the single-commodity sub-indices for the commodities included in the Bloomberg Commodity IndexSM, but rather depends on the extent to which the longer-dated futures contracts underlying the 3 month forward versions of these sub-indices would either outperform or underperform the shorter-dated futures contracts on the same commodities underlying the standard (i.e., non-forward) versions of these sub-indices. In general, if the longer-dated futures contracts underperform their shorter-dated counterparts, the value of the underlying index will decline on a four times leveraged basis with respect to that underperformance. It is possible that the underlying index may experience a significant decline even at a time when there is a bull market in the underlying commodities and the longer-dated and shorter-dated futures contracts both experience significant appreciation.

There are a number of reasons why longer-dated futures contracts may underperform shorter-dated futures contracts on the same commodities, resulting in negative underlying index performance.

One important circumstance in which longer-dated futures contracts are likely to significantly underperform shorter-dated futures contracts is when the futures market flips from “contango” (where the settlement prices of longer-dated futures contracts are higher than the settlement prices of shorter-dated futures contracts) to “backwardation” (where the settlement prices of shorter-dated futures contracts are higher than the settlement prices of longer-dated futures contracts). In that circumstance, there will typically have been a significant increase in the settlement price of shorter-term futures contracts that causes the settlement price of shorter-term futures contracts, which was previously lower than the settlement price of longer-term futures contracts, to exceed the settlement price of longer-term futures contracts. This increase in the settlement price of shorter-term futures contracts may cause shorter-term futures contracts to significantly outperform longer-term futures contracts at the time when the increase occurs. A significant increase in the settlement price of shorter-term futures contracts may occur, for example, as a result of a sudden increase in demand for, or an interruption in supply of, the underlying commodity—for example, as a result of adverse weather conditions or supply shortages caused by cartel activity, labor disruptions, accidents affecting production infrastructure or other events. If a significant increase in the settlement price of shorter-term futures contracts occurs during the term of the securities, the securities may be significantly and adversely affected.

In addition, at any time when the underlying futures markets are in backwardation, longer-dated futures contracts are likely to underperform shorter-dated futures contracts on the same commodities. This is because the effects of backwardation are often more pronounced on shorter-dated futures contracts than on longer-dated futures contracts because of the near-term supply-demand imbalance that drives the backwardation. In that market condition, as the delivery months of a shorter-dated futures contract and a longer-dated futures contract become nearer, the settlement price of the shorter-dated futures contract would increase more rapidly than the price of the longer-dated futures contract, and the shorter-dated futures contract would therefore outperform the longer-dated futures contract.

If the shorter-dated futures contracts are in a backwardated condition while the longer-dated futures contracts are in contango, the settlement price of the shorter-dated futures contracts will increase as time passes while the settlement price of the longer-dated futures contracts will decrease as time passes, potentially leading to an especially significant underperformance of longer-dated futures contracts relative to shorter-dated futures contracts.

Citigroup Global Markets Holdings Inc. and Citigroup Inc. have filed a registration statement (including a prospectus supplement and prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus supplement and prospectus in that registration statement (File Nos. 333-216372 and 333-216372-01) and the other documents Citigroup Inc. has filed with the SEC for more complete information about Citigroup Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus supplement and prospectus by calling toll-free 1-800-831-9146.

Because the underlying index is composed of a basket of futures contracts, any favorable performance with respect to some of these futures contracts may be offset by unfavorable performance by other futures contracts.

The underlying index tracks a basket composed of futures contracts on all of the commodities in the Bloomberg Commodity IndexSM, of which there are currently 22. If the relevant longer-dated versions of some of these 22 futures contracts outperform their shorter-dated counterparts and the relevant longer-dated versions of other of these 22 futures contracts underperform their shorter-dated counterparts, the gains from the outperforming longer-dated futures contracts may be partially or wholly offset, or more than offset, by the losses from the underperforming longer-dated futures contracts. Therefore, even if the “spread” strategy reflected in the underlying index is successful with some futures contracts underlying the underlying index, the underlying index may nevertheless decline if it is not successful with other of the futures contracts underlying the underlying index.

Even if it generally proves to be the case that longer-dated futures contracts outperform shorter-dated futures contracts, there can be no assurance that the particular futures contracts underlying the sub-indices tracked by the underlying index are the optimal futures contracts for capturing that dynamic, or that they will successfully do so at all.

The futures contracts that, for any commodity, are the shorter-dated and longer-dated futures contracts for that commodity in the underlying index at any time will be the relevant designated futures contracts included in the Bloomberg Commodity IndexSM and its 3 month forward counterpart, respectively, at that time. See “Description of the Bloomberg Commodity Indices—Index Calculation—Determining the Lead Future and the Next Future.” As of any given month for any given commodity, the futures contract that will be the shorter-dated futures contract may have a delivery month ranging from one month in the future to five months in the future, and the length of time between the delivery months for the shorter-dated futures contract and the longer-dated futures contract for that commodity may range from zero months (meaning that, in some cases, the shorter-dated futures contract and the longer-dated futures contract are the same) to seven months. Given this variability, it is possible that the shorter-dated futures contracts used by the underlying index will not be sufficiently short-dated, or that the longer-dated futures contracts will be too short-dated or not long-dated enough, to capture the “spread” that the underlying index seeks to capture.

An investment in the securities is fundamentally different from other investments and requires an assessment of factors that are unique to the underlying index.

Unlike other investments that may be available to you, an investment in the securities is not based on the performance of widely held assets that have intrinsic value, like stocks or commodities. Instead, the securities will have a return based on the underlying index, which is a mathematical calculation of the extent to which the longer-dated futures contracts underlying the 3 month forward versions of the sub-indices for each of the commodities included in the Bloomberg Commodity IndexSM outperform or underperform the standard (i.e., non-forward) versions of the same sub-indices. Many investors may be comfortable assessing the potential performance of investments linked to assets such as stocks or commodities, because the factors that affect the prices of such assets are widely understood by many investors. By contrast, the factors that will affect the performance of the underlying index and, therefore, the performance of the securities are completely unique to the underlying index. In order to assess how the securities may perform, you must have a detailed understanding of the way the underlying index works and, in addition, of the way in which each of the relevant sub-indices of the Bloomberg Commodity IndexSM works. You should not invest in the securities unless you fully understand that information.

The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc., and any actual or anticipated changes to either of their credit ratings and credit spreads may adversely affect the value of the securities.

You are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, your investment would be at risk and you could lose some or all of your investment.

Your redemption option is subject to certain important conditions and limitations.

Your right to require us to redeem the securities on any commodity business day prior to the scheduled final valuation date is subject to certain important conditions and limitations. If you elect to exercise your redemption option, you must do so with

Citigroup Global Markets Holdings Inc. and Citigroup Inc. have filed a registration statement (including a prospectus supplement and prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus supplement and prospectus in that registration statement (File Nos. 333-216372 and 333-216372-01) and the other documents Citigroup Inc. has filed with the SEC for more complete information about Citigroup Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus supplement and prospectus by calling toll-free 1-800-831-9146.

respect to at least 100 securities (US$100,000 aggregate stated principal amount) at one time. In addition, to redeem your securities on any commodity business day, you must instruct your broker to take the following steps through normal clearing system channels by the relevant deadlines: (1) fill out an official notice of redemption; (2) deliver your official notice of redemption to us (which must be acknowledged by us) on any day during the term of the securities; and (3) transfer your book-entry interest in the securities to the trustee or paying agent on our behalf on the fifth business day following the day on which your redemption is effective. If we receive your official notice of redemption at or before 10:00 a.m. New York City time on any commodity business day, your redemption will be effective on that commodity business day. If we receive your official notice of redemption on a day that is not a commodity business day or after 10:00 a.m. New York City time on any commodity business day, your redemption will be effective on the first commodity business day following that day. In all cases, at the time you submit your notice of redemption, you will not know the final index value and, therefore, will not know the amount that you will receive upon redemption. Accordingly, if the value of the underlying index declines from the time you submit your notice of redemption until the time when the final index value is determined, the amount you receive upon redemption will be less than you expected at the time you submitted your notice of redemption.

The underlying index is a new index with limited actual performance history.

The underlying index was established on January 24, 2017. Accordingly, the underlying index has no actual performance history by which to evaluate its performance prior to January 24, 2017. Any hypothetical back-tested historical performance information for the underlying index is hypothetical, intended for illustrative purposes only and subject to inherent limitations. The underlying index administrator developed the rules of the underlying index with the benefit of hindsight—that is, with the benefit of being able to evaluate how the underlying index rules would have caused the underlying index to perform had it existed during the hypothetical back-tested period. The fact that the underlying index generally appreciated over the hypothetical back-tested period may not therefore be an accurate or reliable indication of any fundamental aspect of the underlying index methodology. Furthermore, the hypothetical back-tested performance of the underlying index might look different if it covered a different historical period. The market conditions that existed during the hypothetical back-tested period may not be representative of market conditions that will exist in the future.

The hypothetical back-tested historical performance information for the underlying index begins on December 31, 2014. Therefore, it covers only a limited period of time and does not cover a variety of market conditions. As a result, it provides a limited basis on which to assess the hypothetical historical performance of the underlying index and may not provide any indication of how the underlying index would perform in future market conditions if those market conditions differ from those that prevailed in the limited period since December 31, 2014.

It is impossible to predict whether the underlying index will rise or fall. The actual future performance of the underlying index may bear little relation to the hypothetical back-tested or historical performance of the underlying index. Past performance is not indicative of future performance for any investment, but especially for an investment linked to the underlying index. The underlying index is based on the performance of commodity futures contracts, which can be highly volatile and unpredictable. Accordingly, there is heightened potential for the underlying index to perform in an unexpected and unpredictable way.

The yield on the securities may be lower than the yield on a standard debt security of comparable maturity.

You will receive a coupon at a floating rate equal to 1-month U.S. dollar LIBOR minus 0.15%, payable only at maturity (except that in the event of a redemption or call, accrued interest will be paid on the date when payment is made in connection with such redemption or call). As a result, unless the underlying index appreciates sufficiently, the effective yield on the securities may be less than that which would be payable on a conventional fixed-rate, non-callable debt security of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) of comparable maturity.

The underlying index administrator is an affiliate of ours and, in its role as sponsor of the underlying index, may have economic interests that are adverse to yours as an investor in the securities.

The underlying index administrator (which is also the underlying index calculation agent) is an affiliate of ours. In addition to calculating and publishing the level of the underlying index, the underlying index administrator may be required to make certain determinations in connection with the underlying index that require it to exercise judgment. These determinations may include, if an

Citigroup Global Markets Holdings Inc. and Citigroup Inc. have filed a registration statement (including a prospectus supplement and prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus supplement and prospectus in that registration statement (File Nos. 333-216372 and 333-216372-01) and the other documents Citigroup Inc. has filed with the SEC for more complete information about Citigroup Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus supplement and prospectus by calling toll-free 1-800-831-9146.

adjustment event occurs, determining whether to suspend the calculation of the underlying index, select a replacement for the Bloomberg Commodity IndexSM or any of its sub-indices or discontinue the underlying index. In addition, if any data or information required to calculate the value of the underlying index is not available, the underlying index administrator may use its own estimate of the relevant data or information to calculate the value of the underlying index. These determinations may have an impact, positive or negative, on the value of the underlying index and the securities. In making these determinations, the underlying index administrator, as an affiliate of ours, is not acting as an advisor to you as an investor in the securities, is under no obligation to consider your interests as an investor in the securities and may have economic interests that are adverse to yours as an investor in the securities.

Changes in the composition or calculation of the Bloomberg Commodity IndexSM or any of its sub-indices may adversely affect your return on the securities.

Bloomberg may modify the methodology for determining the composition and calculation of the Bloomberg Commodity IndexSM or any of its sub-indices at any time. Because the value of the underlying index depends on the performance of sub-indices of the Bloomberg Commodity IndexSM, the value of the underlying index will be affected if Bloomberg makes any change to these sub-indices or the manner in which they are calculated. Any such changes could adversely affect the supplemental return amount and the value of the securities.

If a commodity hedging disruption event occurs during the term of the securities, we may call the securities early for an amount that may result in a significant loss on your investment.

If a commodity hedging disruption event occurs, we may call the securities prior to the maturity date for an amount equal to the early call amount determined as of the early call notice date. The early call amount will be equal to the stated principal amount of your securities plus the supplemental return amount, as determined with respect to the early call notice date (or, if such day is not a commodity business day, the next succeeding commodity business day). This amount could be less than your initial investment and, therefore, could result in a loss on your investment in the securities.

The early call amount may be significantly less than the amount you would have received had we not elected to call the securities and had you been able instead to hold them to maturity. For example, the early call amount may be determined during a market disruption that has a significant adverse effect on the early call amount. That market disruption may be resolved by the time of the originally scheduled maturity date and, had your payment on the securities been determined on the scheduled final valuation date rather than on the early call notice date, you might have achieved a significantly better return.

The calculation agent will be required to exercise discretion in determining whether a commodity hedging disruption event has occurred. If the calculation agent determines that a commodity hedging disruption event has occurred and as a result we elect to call the securities upon the occurrence of a commodity hedging disruption event, you may incur a significant loss on your investment in the securities.

Prices of commodity futures contracts are characterized by high and unpredictable volatility, which could lead to high and unpredictable volatility in the underlying index.

Market prices of the commodity futures contracts included in the underlying index tend to be highly volatile and may fluctuate rapidly based on numerous factors. The prices of commodities and commodity futures contracts are subject to variables that may be less significant to the values of traditional securities, such as stocks and bonds. These variables may create additional investment risks that cause the value of the securities to be more volatile than the values of traditional securities.

Holders of the securities will not benefit from regulatory protections of the Commodity Futures Trading Commission.

The securities are our direct obligations. The net proceeds to be received by us from the sale of the securities will not be used to purchase or sell futures contracts for the benefit of the holders of securities. An investment in the securities does not constitute an investment in futures contracts, and holders of the securities will not benefit from the regulatory protections of the Commodity Futures Trading Commission (the “CFTC”) afforded to persons who trade in such contracts. Among other things, this means that we are not registered with the CFTC as a futures commission merchant and you will not benefit from the CFTC’s or any other non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures

Citigroup Global Markets Holdings Inc. and Citigroup Inc. have filed a registration statement (including a prospectus supplement and prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus supplement and prospectus in that registration statement (File Nos. 333-216372 and 333-216372-01) and the other documents Citigroup Inc. has filed with the SEC for more complete information about Citigroup Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus supplement and prospectus by calling toll-free 1-800-831-9146.

exchange through a registered futures commission merchant. For example, the price you pay to purchase the securities will be used by us for our own purposes and will not be subject to customer funds segregation requirements provided to customers that trade futures on an exchange regulated by the CFTC.

Unlike an investment in the securities, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be subject to regulation as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a commodity pool operator, or qualify for an exemption from the registration requirement. Because the securities will not be interests in a commodity pool, the securities will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a commodity pool operator and you will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who invest in regulated commodity pools.

Legal and regulatory changes could adversely affect the return on and value of the securities.

Futures contracts, including those underlying the underlying index, are subject to extensive statutes, regulations and margin requirements. The CFTC and the exchanges on which such futures contracts trade are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. Furthermore, the exchanges have regulations designed to limit the amount of fluctuations in futures contract prices.

In addition, the regulation of commodity transactions in the United States is subject to ongoing modification by government and judicial action. The effect on the performance of the underlying index of any future regulatory change is impossible to predict, but could be substantial and adverse to the interests of holders of the securities. For example, the Dodd–Frank Wall Street Reform and Consumer Protection Act, which was enacted on July 21, 2010, requires the CFTC to establish limits on the size of the positions any person may hold in futures contracts on a commodity, options on such futures contracts and swaps that are economically equivalent to such contracts. In particular, the CFTC has proposed rules to establish position limits that will apply to 28 agricultural, metals and energy futures contracts and futures, options and swaps that are economically equivalent to those futures contracts. The limits will apply to a person’s combined position in futures, options and swaps on a particular commodity. The rules, if enacted in their proposed form, may reduce liquidity in the exchange-traded market for certain futures contracts, but any reduction may not be uniform across delivery months. If any such reduction in liquidity affects shorter-dated futures contracts differently from longer-dated futures contacts, the underlying index may be adversely affected. The potential effects of these or other regulatory developments are impossible to predict. Any such effects may adversely affect the value of the securities.

Distortions or disruptions of market trading in the futures contracts underlying the underlying index could adversely affect the value of and return on the securities.

The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. These circumstances could adversely affect the settlement price of any of the futures contracts underlying the underlying index in a way that adversely affects the underlying index.

The offering of the securities does not constitute a recommendation of the underlying index by us or our affiliates.

You should not take the offering of the securities as an expression of our views or the views of our affiliates regarding how the underlying index will perform in the future or as a recommendation to invest in the underlying index, including through an investment in the securities. As we are part of a global financial institution, we and our affiliates may, and often do, have positions that conflict with an investment in the securities. You should undertake an independent determination of whether an investment in the securities is suitable for you in light of your specific investment objectives and financial resources.

Our affiliates may have published research, expressed opinions or provided recommendations that are inconsistent with investing in the securities and may do so in the future, and any such research, opinions or recommendations could adversely affect the value of the underlying index.

CGMI and other of our affiliates may publish research from time to time relating to commodity futures contracts and/or the spread strategy reflected in the underlying index. Any research, opinions or recommendations provided by CGMI and other of our

Citigroup Global Markets Holdings Inc. and Citigroup Inc. have filed a registration statement (including a prospectus supplement and prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus supplement and prospectus in that registration statement (File Nos. 333-216372 and 333-216372-01) and the other documents Citigroup Inc. has filed with the SEC for more complete information about Citigroup Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus supplement and prospectus by calling toll-free 1-800-831-9146.

affiliates may influence prices of the underlying futures contracts and, therefore, the value of the underlying index, and they may be inconsistent with purchasing or holding the securities. CGMI and other of our affiliates may have published or may publish research or other opinions that call into question the investment view implicit in an investment in the securities. Investors should make their own independent investigation of the underlying index and the merits of investing in the securities.

The level of the underlying index may be affected by our or our affiliates’ hedging and other trading activities.

In anticipation of the sale of the securities, we have hedged our obligations under the securities through CGMI or other of our affiliates, who have taken positions in the futures contracts underlying the underlying index. We or our counterparties may also adjust this hedge during the term of the securities and close out or unwind this hedge on or before any commodity business day on which the supplemental return amount is determined, which may involve, among other things, our counterparties purchasing or selling such futures contracts. This hedging activity on or prior to the initial valuation date could potentially affect the level of the underlying index on the initial valuation date and, accordingly, potentially increase the initial index value, which may adversely affect your return on the securities. Additionally, this hedging activity during the term of the securities, including on or near any relevant commodity business day, could negatively affect the closing value of the underlying index on that day and, therefore, adversely affect your return on the securities. This hedging activity may present a conflict of interest between your interests as a holder of the securities and the interests we and/or our counterparties, which may be our affiliates, have in executing, maintaining and adjusting hedging transactions.

CGMI and other of our affiliates may also trade the underlying futures contracts on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions, including block transactions, on behalf of customers. As with our or our affiliates’ hedging activity, this trading activity could affect the closing value of the underlying index and, therefore, adversely affect the performance of the securities.

Although it is not intended to provide exposure to commodities, the underlying index will nevertheless be subject to certain risks associated with an investment in commodity futures contracts.

As discussed above, the underlying index is not intended to provide directional exposure to commodities. Nevertheless, you should understand that the performance of the underlying index is ultimately determined by the performance of commodity futures contracts. Accordingly, the underlying index is subject to risks associated with an investment in commodity futures contracts.

The underlying index is rebalanced monthly to match the weights of the underlying constituent indices to the weights of their associated commodities in the Bloomberg Commodity IndexSM as of the end of the most recent month (multiplied by the four times leverage factor). This matching of weights is intended to cause the underlying index to have neutral exposure to the directional movement of commodities. However, between monthly rebalancings, the levels of the underlying constituent indices will fluctuate, such that the weighted values of corresponding underlying constituent indices will no longer exactly offset each other. The resulting difference will be attributable to the value of the underlying futures contracts, and you will have exposure to these futures contracts and their underlying commodities to the extent of that difference.

The prices of commodity futures contracts are determined by many factors, including the expected spot price of the underlying commodity at the expiration of the futures contract, the cost of storing the underlying commodity for the term of the futures contract and interest charges incurred to finance the purchase of the underlying commodity. They may also be affected by a number of unpredictable factors that may lead to volatility, disruptions and distortions in the prices of futures contracts, such as:

•	governmental regulation and intervention, which may be difficult to predict and in recent years has been subject to significant uncertainty and change in relation to commodity futures contracts;

•	the actions of speculators, which may cause both sudden run-ups and sudden declines in futures contract prices;

•	the rules and actions of the exchanges or markets on which futures contracts trade, such as the imposition of price limits; and

•	interruptions in the supply of the underlying commodity, such as through the actions of cartels or as a result of weather or political events.

Citigroup Global Markets Holdings Inc. and Citigroup Inc. have filed a registration statement (including a prospectus supplement and prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus supplement and prospectus in that registration statement (File Nos. 333-216372 and 333-216372-01) and the other documents Citigroup Inc. has filed with the SEC for more complete information about Citigroup Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus supplement and prospectus by calling toll-free 1-800-831-9146.

As a result of these factors, disruptions and distortions tend to be more common in futures markets than in other markets, such as stock markets. The volatility, disruptions and distortions associated with futures contract prices may adversely affect the performance of the underlying index.

1-month U.S. dollar LIBOR and the manner in which it is calculated may change in the future.

The method by which 1-month U.S. dollar LIBOR is calculated may change in the future, as a result of governmental actions, actions by the publisher of 1-month U.S. dollar LIBOR or otherwise. We cannot predict whether the method by which 1-month U.S. dollar LIBOR is calculated will change or what the impact of any such change might be. Any such change could affect the level of 1-month U.S. dollar LIBOR in a way that has a significant adverse effect on the securities.

You will not have any rights with respect to any futures contracts or commodities underlying the underlying index.

You will not own or have any beneficial or other legal interest in, and will not be entitled to any rights with respect to, the future contracts or commodities underlying the underlying index. The securities are debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc., not an interest in the futures contracts or commodities underlying the underlying index.

The underlying index administrator may discontinue the underlying index at any time and may substitute an alternative index for the Bloomberg Commodity IndexSM or any of its sub-indices under certain circumstances.

The underlying index administrator may discontinue the underlying index at any time. If the underlying index administrator discontinues the underlying index, we will have the right to call the securities prior to maturity for the amount described below under “Description of the Securities—Discontinuance of the Underlying Index,” and this amount may be less than the amount you would have received if we had not called the securities. If we do not call the securities, the calculation agent may, in its sole discretion, select a successor underlying index or, if it does not select a successor index, perform its own calculation of the underlying index level.

Alternatively, if certain events occur with respect to the Bloomberg Commodity IndexSM or any of its sub-indices and the underlying index administrator does not discontinue the underlying index, the underlying index administrator may, in its sole discretion, select a substitute index for the Bloomberg Commodity IndexSM or any of its sub-indices, including an index that may be sponsored by the underlying index administrator or another one of our affiliates, and make such adjustments to the index conditions for the underlying index as it determines appropriate. Any such substitution and adjustment may adversely affect the performance of the underlying index.

The calculation agent, which is an affiliate of the issuer, will make determinations with respect to the securities.

Citibank, N.A. – Commodity Derivatives Calculations, which is acting as the calculation agent for the securities, is an affiliate of ours. As calculation agent, Citibank, N.A. will make certain determinations with respect to the securities. Citibank, N.A. may be required to exercise judgment in making certain of these determinations, including in:

•	determining whether a market disruption event has occurred;

•	if a market disruption event occurs with respect to an underlying constituent index and continues until the relevant cut-off day, determining the level of that underlying constituent index for purposes of determining the final index value and the supplemental return amount;

•	if the underlying index is discontinued and we do not exercise our right to call the securities, identifying a successor underlying index or, if none is available, calculating the level of the underlying index for purposes of determining the final index value and the supplemental return amount; and

•	determining whether a commodity hedging disruption event has occurred.

Citigroup Global Markets Holdings Inc. and Citigroup Inc. have filed a registration statement (including a prospectus supplement and prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus supplement and prospectus in that registration statement (File Nos. 333-216372 and 333-216372-01) and the other documents Citigroup Inc. has filed with the SEC for more complete information about Citigroup Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus supplement and prospectus by calling toll-free 1-800-831-9146.

Any of these determinations made by Citibank, N.A., in its capacity as calculation agent, may adversely affect any payments to you. The fact that Citibank, N.A. is our affiliate may cause it to have economic interests that are adverse to yours in making these determinations.

The U.S. federal tax consequences of an investment in the securities are uncertain.

There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of each security as a prepaid forward contract with an associated coupon payment, as described in the pricing supplement under “United States Federal Tax Considerations.” If the IRS were successful in asserting an alternative treatment for the securities, the tax consequences of ownership and disposition of the securities might be materially and adversely affected. Because of the uncertain treatment of the securities, Non-U.S. Holders (as defined in “United States Federal Tax Considerations” in the pricing supplement) should expect to be subject to withholding tax in respect of the coupon payment on the securities at a rate of 30% or a lower treaty rate. In addition, as described in the pricing supplement under “United States Federal Tax Considerations,” the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the section of the pricing supplement entitled “United States Federal Tax Considerations.” You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Citigroup Global Markets Holdings Inc. and Citigroup Inc. have filed a registration statement (including a prospectus supplement and prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus supplement and prospectus in that registration statement (File Nos. 333-216372 and 333-216372-01) and the other documents Citigroup Inc. has filed with the SEC for more complete information about Citigroup Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus supplement and prospectus by calling toll-free 1-800-831-9146.

Consequences of a Market Disruption Event

If a Market Disruption Event has occurred and is continuing on any relevant Commodity Business Day, the Calculation Agent will calculate the closing value of the Underlying Index with respect to that Commodity Business Day in good faith in accordance with the formula for and method of calculating the Underlying Index last in effect prior to commencement of the Market Disruption Event, using:

•	for each Underlying Constituent Index that did not suffer a Market Disruption Event on that Commodity Business Day, the published closing level of that Underlying Constituent Index on that Commodity Business Day (or, if the BCOM Index Providers do not publish the closing level of that Underlying Constituent Index on that Commodity Business Day, the Calculation Agent’s estimate of the closing level of that Underlying Constituent Index on that Commodity Business Day, determined in good faith in accordance with the formula for and method of calculating that Underlying Constituent Index last in effect prior to commencement of the Market Disruption Event), and

•	for each Underlying Constituent Index that did suffer a Market Disruption Event on that Commodity Business Day, the published closing level of that Underlying Constituent Index on the immediately succeeding trading day on which no Market Disruption Event occurs or is continuing with respect to that Underlying Constituent Index (or, if the BCOM Index Providers do not publish the closing level of that Underlying Constituent Index on that Commodity Business Day, the Calculation Agent’s estimate of the closing level of that Underlying Constituent Index on that Commodity Business Day, determined in good faith in accordance with the formula for and method of calculating that Underlying Constituent Index last in effect prior to commencement of the Market Disruption Event);

provided, however, that if a Market Disruption Event has occurred or is continuing with respect to that Underlying Constituent Index on each scheduled trading day from and including that Commodity Business Day to and including the earlier of (a) the fifth scheduled trading day following that Commodity Business Day and (b) the Business Day immediately preceding the Maturity Date (the earlier of (a) and (b), the “Cut-Off Day”), then the Calculation Agent will determine the level of the Underlying Constituent Index on the Cut-Off Day acting in good faith and in a commercially reasonable manner, taking into account the latest available quotation for the settlement price of the Underlying Index Contract for that Underlying Constituent Index and any other information that in good faith it deems relevant (which level shall be used to determine the Final Index Value).

A “Market Disruption Event” means any of the following events, as determined in good faith by the Calculation Agent:

(A)	the closing value of the Underlying Index is not published by the Underlying Index Calculation Agent on the applicable Commodity Business Day; or

(B)	with respect to any Underlying Constituent Index:

i.	the termination or suspension of, or material limitation or disruption in, the trading on the Relevant Exchange of the Underlying Index Contract with respect to that Underlying Constituent Index;

ii.	the settlement price on the Relevant Exchange of the Underlying Index Contract with respect to that Underlying Constituent Index has increased or decreased by an amount equal to the maximum permitted price change from the previous day’s settlement price; or

iii.	the settlement price of the Underlying Index Contract with respect to that Underlying Constituent Index is not published by the Relevant Exchange.

Notwithstanding the foregoing, a limitation on the hours in a trading day and/or number of days of trading, if it results from an announced change in the regular business hours of the Relevant Exchange, will not constitute a Market Disruption Event.

For purposes of the above, (a) “Relevant Exchange” means the exchange on which the Underlying Index Contract is traded; (b) “trading day” means a day, as determined in good faith by the Calculation Agent, on which trading is generally conducted on the Relevant Exchange applicable to the relevant Underlying Index Contract; (c) “Underlying Index Contract” means, at any time, a futures contract used at that time to calculate an Underlying Constituent Index that is used to calculate the closing value of the Underlying Index at that time; (d) “Underlying Constituent Index” means a BCOMF3 Sub-Index or BCOMF0 Sub-Index; (e)

Citigroup Global Markets Holdings Inc. and Citigroup Inc. have filed a registration statement (including a prospectus supplement and prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus supplement and prospectus in that registration statement (File Nos. 333-216372 and 333-216372-01) and the other documents Citigroup Inc. has filed with the SEC for more complete information about Citigroup Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus supplement and prospectus by calling toll-free 1-800-831-9146.

“BCOM Sub-Index” means a single-commodity sub-index for a commodity included in the Bloomberg Commodity IndexSM; (f) “BCOMF3 Sub-Index” means a 3 month forward version of a BCOM Sub-Index; (g) “BCOMF0 Sub-Index” means a standard (i.e., non-forward) version of a BCOM Sub-Index; and (h) “BCOM Index Providers” means Bloomberg Finance L.P. and UBS Securities LLC.

Discontinuance of the Underlying Index

If the Underlying Index Administrator discontinues publication of the Underlying Index, we will have the right, but not the obligation, to call the Securities on the terms described in this paragraph. If we elect to call the Securities, we will provide notice of such call to the trustee, and we or the trustee will provide notice to the holders of the Securities (which shall be DTC for so long as the Securities are in book-entry form), at least five Business Days prior to the date on which the call price is to be paid, which will be the fifth Business Day following the date the Supplemental Return Amount with respect to the call is determined. If we call the Securities, we will pay you, for each Security you hold on the date of payment, an amount equal to (i) the stated principal amount of your Securities plus (ii) the Supplemental Return Amount with respect to those Securities as determined with respect to the last Commodity Business Day on which the closing value of the Underlying Index is scheduled to be published.

If the Underlying Index Administrator discontinues publication of the Underlying Index and we do not call the Securities, and it or another entity (including another of our affiliates) publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued Underlying Index, then the value of the Underlying Index for purposes of the Securities will be determined by reference to the value of that index, which we refer to as a “Successor Underlying Index.” In such an event, the Calculation Agent will, in its sole discretion, make any adjustment to any value of the Underlying Index or the Successor Underlying Index used for purposes of the Securities as it may deem appropriate in order to account for the effect of the substitution.

Upon any selection by the Calculation Agent of a Successor Underlying Index, the Calculation Agent will cause notice to be furnished to the trustee, us and to DTC, as holder of the Securities, within three Business Days of such selection. We expect that such notice will be made available to you, as a beneficial owner of the Securities, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

If the Underlying Index Administrator discontinues publication of the Underlying Index prior to, and such discontinuance is continuing on, any Commodity Business Day on which the Supplemental Return Amount is to be determined and the Calculation Agent determines, in its sole discretion, that no Successor Underlying Index is available at such time, then a Market Disruption Event will occur and the Calculation Agent will determine the closing value for the Underlying Index for such date pursuant to the provisions set forth above with respect to Market Disruption Events. Notwithstanding these alternative arrangements, discontinuance of the publication of the Underlying Index may adversely affect the value of the Securities.

Citigroup Global Markets Holdings Inc. and Citigroup Inc. have filed a registration statement (including a prospectus supplement and prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus supplement and prospectus in that registration statement (File Nos. 333-216372 and 333-216372-01) and the other documents Citigroup Inc. has filed with the SEC for more complete information about Citigroup Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus supplement and prospectus by calling toll-free 1-800-831-9146.